Exhibit 1.2

N.B. The English text is an in-house translation of the original Swedish text. Should there be any disparities between the Swedish and the English text, the Swedish text shall prevail.

Articles of Association for Vicore Pharma Holding AB (Publ)

Reg. No. 556680-3804

§ 1.	Company

The name of the company is Vicore Pharma Holding AB (publ). The company is a limited liability company (publ).

§ 2.	Registered Head Office

The board of directors shall have its registered head office in Stockholm.

§ 3.	Objective of the company

The company’s objective is to, directly or indirectly, carry out development of new products and methods within the field of science with emphasis on health and environment as well as own and manage shares and other securities in companies within such areas of business and any activity compatible therewith.

§ 4.	Share capital

The share capital shall be no less than SEK 100,000,000 and no more than SEK 400,000,000.

§ 5.	Number of shares

The number of shares in the company shall be no less than 200,000,000 and no more than 800,000,000.

§ 6.	Board of directors

The board of directors shall, to the extent appointed by the annual general meeting, consist of a minimum of three and a maximum of nine board members.

§ 7.	Auditors

The company shall appoint as auditors a minimum of one or a maximum of two auditors with a maximum of two deputies, or registered accounting company.

§ 8.	Summons

Summons to annual general meetings shall be announced in Post- och Inrikes Tidningar and on the company’s website. Information regarding the issue of summons shall be announced in Dagens Industri. Should publication of the Dagens Industri cease, information should instead be announced in Svenska Dagbladet.

§ 9.	Registration of participation in annual general meeting

Shareholders who wish to participate in the annual general meeting shall register with the company no later than on the day that is specified in the summons to the annual general meeting. The latter mentioned day must not be a Sunday or holiday day, Saturday, midsummer, Christmas Eve or New Year’s Eve and not fall earlier than the fifth weekday prior to the annual general meeting.

Shareholders may have the company of one or two assistants at the annual general meeting, however, only if the shareholder has provided notice of such in accordance with the previous paragraph.

§ 10.	General meetings

At the annual general meeting the following matters shall be raised:

1.	Election of chairman for the meeting.
2.	Preparation and approval of the voting list.
3.	Election of two persons to verify the minutes along with the chairman.
4.	Verification that the annual general meeting has been duly convened.
5.	Approval of the agenda.
6.	Presentation of annual report and auditors’ report and consolidated financial statements and consolidated auditors’ report.
7.	Resolution regarding adoption of income statement and balance sheet and, when applicable, consolidated income statement and consolidated balance sheet.
8.	Resolution regarding allocation of the company’s profit or loss according to the adopted balance sheet.
9.	Resolution regarding adoption of discharge of liability for the board members and the Chief Executive Officer.
10.	Resolution regarding adoption of the number of board members and deputies and, when applicable, of auditors and auditor deputies.
11.	Resolution regarding adoption of remuneration for the board of directions and the auditors.
12.	Election of the board of directors and any deputies and, when applicable, of auditors or auditor deputies.
13.	Other matter that is submitted at the annual general meeting according to the Companies Act (2005:551) or the articles of association.

§ 11.	Collection of powers of attorney and postal voting

The board of directors may collect powers of attorney in accordance with the procedures described in Chapter 7, Section 4, second paragraph of the Swedish Companies Act (2005:551).

The board of directors may decide, prior to a shareholders’ meeting, that the shareholders be permitted to exercise their voting rights by post prior to the shareholders’ meeting.

§ 12.	Financial year

The financial year of the company shall be the calendar year.

§ 13.	Central Securities Depository clause

The company’s shares shall be registered in a depository register according to the Swedish Central Securities Depositories and Financial Instruments Accounts Act (1998:1479).

2